Exhibit 10.1

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of Wednesday, September 30, 2020 (the “Effective Date”), by and between Edison Nation, Inc., a Nevada corporation, (“Purchaser”) and Graphene Holdings, LLC, Mercury FundingCo, LLC, Ventus Capital, LLC and Jetco Holdings, LLC (together the “Sellers”). Each of Purchaser and Sellers may be referred to individually herein as a “Party” and collectively as the “Parties”.

BACKGROUND

A. Immediately prior to the Effective Date, TBD Safety, LLC (“TBD”), is a duly formed Delaware limited liability company; and

B. Immediately prior to the Effective Date, all outstanding TBD Membership Units (“Units”) are owned by the Sellers; and

C. Immediately prior to the Effective Date, TBD owned the assets set forth on Exhibit A attached hereto (the “Assets”); and

D. Subject to the satisfactory completion of due diligence and final documentation in the sole discretion of Purchaser, the Sellers desire to sell, transfer, convey and assign to Purchaser, and Purchaser desires to purchase, accept and receive from the Sellers all outstanding Units issued by TBD on the closing date which shall occur on or before October16, 2020 (“Closing Date”).

TERMS

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the Parties agree as follows:

1. Purchase and Sale of the Units. At the Closing hereinafter provided for, subject to the terms and conditions herein, the Sellers shall sell, assign, transfer, deliver and convey to Purchaser, and Purchaser shall purchase, acquire and accept from the Sellers, all of the Sellers’ rights, title, and interest in, under and to the Units, free and clear of all liens and encumbrances, for an aggregate purchase consideration payable to Sellers consisting of the issuance of 2,210,382 shares of Edison Nation common stock (the “Common Stock”) and the issuance of 764,618 shares of Edison Nation preferred stock (the “Preferred Stock”). The Common Stock and Preferred Stock shall be distributed among the Sellers pursuant to written agreement among the Sellers. At the Closing hereinafter provided for, if any of the Common Stock or the Preferred Stock are not already registered for public sale, Purchaser shall execute and deliver a registration rights agreement in favor of each of the Sellers obligating Purchaser to register such Common Stock and Preferred Stock for public sale within 120 days after the Closing hereinafter provided for (the “Registration Rights Agreement”). The transactions provided for in this Section 1 are referred to herein collectively as the “Transaction.” The Preferred Stock shall have the rights and preferences described in Exhibit B attached hereto.

2. Earn Out Consideration - At such time as the Purchased Assets achieve cumulative revenue of $10,000,000 Seller shall earn One Hundred Twenty-Five Thousand Shares (125,000) of Common Stock.

3. Closing. The execution and delivery by the Parties of this Agreement and the closing of the sale transaction provided for herein (the “Closing”) will be effective at 11:00 AM Eastern Time on the Closing Date (the “Closing Time”), and the Closing shall take place on or before October 16, 2020 unless extended by mutual written agreement. The Parties may consummate the Closing remotely via conference call or other means of electronic communication and delivery and/or exchange of documents and other deliverables via DocuSign, e-mail, and/or overnight courier in a mutually acceptable manner. At the Closing the Purchaser shall execute or have executed and deliver certificates for the Common Stock and the Preferred Stock, and the Registration Rights Agreement. At the Closing the Sellers shall execute or have executed and delivered an assignment or assignments of the Units substantially in the form set forth in Exhibit C hereto (the “Unit Assignments”) and the resignations of Sellers as Officers and/or Managers of TBD in the form set forth on Exhibit D hereto (the “Resignations”). The Purchaser’s obligation to purchase the Units under this Agreement and to take the other actions required to be taken at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived in writing by the Purchaser, in whole or in part):

(a) Accuracy of Representations. All of Sellers’ representations and warranties in this Agreement, individually and in the aggregate, must be accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

(b) All of the covenants and obligations that Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing, individually and in the aggregate, must have been duly and fully performed and complied with in all material respects.

(c) Each document, agreement, instrument or certificate required to be executed and/or delivered by Sellers shall have been duly executed and/or delivered, as applicable.

(d) All governmental authorizations for the consummation of the Transaction and the Purchaser’s acquisition of the Units and TBD’s continued use of the Assets and operation of TBD’s business following the Closing, shall have been obtained.

(e) Neither the consummation nor the performance of the Transaction will, directly or indirectly (with or without notice or lapse of time), contravene, or conflict with, or result in violation of, or cause Sellers or Purchaser to suffer any adverse consequence under, (a) any applicable legal requirement or order or (b) any legal requirement or order that has been published, introduced, or otherwise proposed by or before any Governmental Authority.

4. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Sellers as follows:

(a) Organization and Good Standing. Purchaser is duly organized, validly existing and in good standing under the laws of the State of Nevada.

(b) Authorization of Agreement. Purchaser has full power and authority to execute and deliver this Agreement and to consummate the transaction contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery by Sellers, this Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against it in accordance with its terms.

(c) No Conflict. The execution, delivery and performance of this Agreement will not (i) conflict with or result in any breach of any provision of Purchaser’s organizational documents, or (ii) violate any federal or state statute, rule or regulation or order of any court or administrative agency

5. Representations and Warranties of the Sellers. The Sellers hereby represent and warrant to Purchaser as follows:

(a) Authorization of Agreement. The Sellers have full power and authority to execute and deliver this Agreement and to consummate the transaction contemplated hereby. This Agreement has been duly and validly executed and delivered by Sellers and, assuming the due authorization, execution and delivery by Purchaser, this Agreement constitutes the legal, valid and binding obligation of the Sellers, enforceable against them in accordance with its terms.

(b) Units. Graphene Holdings, LLC, Jetco Holdings, LLC, Mercury FundingCo, LLC and Ventus Capital, LLC are the sole holders of the Units issued by TBD.

(c) No Conflict. The execution, delivery and performance of this Agreement will not (i) conflict with or result in any breach of any provision of any Seller’s organizational documents, or (ii) violate any federal or state statute, rule or regulation or order of any court or administrative agency.

(d) Ownership of the Assets. Sellers hereby represent and warrant the following to Purchaser:

(i) TBD is the record and beneficial owner of the Assets.

(ii) TBD has not sold, assigned, promised, transferred, licensed, and/or conveyed the Assets, in whole or in part, to any party. There are no restrictions on the transfer of the Units or the Assets and there are no understandings or agreements respecting TBD’s ownership of the Assets that would in any way limit use by Purchaser of the Assets.

(iii) Neither Sellers, TBD nor the Assets are subject to any active litigation that would affect the Units or the Assets, or the consummation of the transaction contemplated hereunder.

(iv) Sellers represent that there are no known or reasonably foreseeable liabilities of any kind incurred before the date hereof to which the Assets are or will be subject.

6. Indemnification:

Indemnification by Sellers. Sellers shall defend, indemnify and hold harmless Purchaser, and its affiliates and their respective stockholders, directors, officers and employees from and against all claims, liabilities, damages, costs and expenses (“Losses”) arising from or relating to:

(a) any inaccuracy in or breach of any of the representations or warranties of Sellers contained in this Agreement or any document to be delivered hereunder;

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Sellers pursuant to this Agreement or any document to be delivered hereunder; or

(c) Sellers’ aggregate liability under this section 5 is expressly limited to the aggregate value of the Assets specified in Exhibit E (“Total Value”) and each individual Seller’s liability under this section 5 is expressly limited to their pro rata share of the Total Value received under this Agreement.

Indemnification by Purchaser. Purchaser shall defend, indemnify and hold harmless Sellers, their affiliates and their respective stockholders, directors, officers and employees from and against all Losses arising from or relating to:

(a) any inaccuracy in or breach of any of the representations or warranties of Purchaser contained in this Agreement or any document to be delivered hereunder;

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Purchaser pursuant to this Agreement or any document to be delivered hereunder; or

(c) any and all liabilities of TBD

6. Further Assurances. From time to time following the Effective Date, the Parties shall execute and deliver such other instruments of assignment, transfer and delivery and shall take such other actions as any Party reasonably may request in order to consummate, complete and carry out the Transaction contemplated by this Agreement.

7. Taxation

(a) Sellers shall be responsible to file all tax returns for periods ending on or prior to the Closing Date.

(b) “Tax Return” means any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority with respect to Taxes, including any amendment made with respect thereto.

(c) Purchaser shall reasonably cooperate, and shall cause their respective affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all Tax Returns.

(d) Purchaser and Sellers agree upon an allocation, pursuant to Section 1060 of the Code, of the Purchase Price (plus the Assumed Liabilities, to the extent properly taken into account under Section 1060 of the Code) in accordance with the methodology set forth on Exhibit E

8. Miscellaneous.

(a) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Nevada notwithstanding conflict or choice of laws principles of the State of Nevada or any other jurisdiction.

(b) Headings. The headings in this Agreement are for convenience of reference only and shall not be deemed to constitute a part of, or affect the interpretation of, this Agreement.

(c) Severability. If any term or provision of this Agreement is held illegal, invalid, or unenforceable, then such illegality, invalidity, or unenforceability will not affect any other provision of this Agreement. This Agreement shall, in such circumstances, be deemed modified to the extent necessary to render enforceable the provisions of this Agreement.

(d) No Third-Party Beneficiaries. There are no Third-Party beneficiaries of this Agreement and nothing in this Agreement, express or implied, is intended to confer on any person other than the Parties and their respective successors and assigns, any rights, remedies, obligations or liabilities.

(e) No Modification, Assignment, Waiver, Amendments, Etc. This Agreement may not be assigned, amended, waived or otherwise modified in any way whatsoever, without the express prior written consent of all of the Parties. Furthermore, no failure to enforce a breach of any provision of this Agreement shall constitute a waiver of any other breach of this Agreement.

(f) Invalid Provisions. If any provision of this Agreement shall, for any reason, be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the Parties agree that the court shall adjust such provision as required to make it enforceable, and further that such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, in any way whatsoever.

(g) Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No assignment of this Agreement or of any rights or obligations hereunder may be made by either Party, directly or indirectly (by operation of law or otherwise), without the prior written consent of the other Parties.

(h) Rules of Construction. The words “hereby,” “herein,” “hereof,” “hereunder” and words of similar import refer to this Agreement as a whole (including any Exhibits hereto) and not merely to the specific section, paragraph or clause in which such word appears. All references herein to Sections and Exhibits shall be deemed references to Sections of, and Exhibits to, this Agreement unless the context shall otherwise require. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The definitions given for terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The use of “or” is not intended to be exclusive unless expressly indicated otherwise.

(i) Counterpart Execution. This Agreement and any amendments thereto may be executed and delivered in two counterparts, with the same effect as if the Parties had signed the same document. For purposes of this Agreement, a photographic, photostatic, facsimile, electronic or similar reproduction and transmission by (or on behalf of) a Person of the signature of that Person on a signature page of this Agreement, amendment to this Agreement, written consent, or other document or writing, as applicable, will have the same effect as that Person signing and delivering that signature page in person to the applicable (or other appropriate) recipient thereof.

(j) Entire Agreement. This Agreement, together with the documents and instruments required to be delivered at the Closing, constitute the entire understanding among the Parties with respect to the subject matter of this Agreement and the Transaction contemplated hereby and supersede any prior understandings and agreements among them respecting such subject matter.

(k) Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7(k) ).

If to the Purchaser:

Edison Nation, Inc.

1 West Broad Street

Suite 1004

Bethlehem, PA 18018

If to the Sellers:

Graphene Holdings LLC

1910 Thomas Ave

Cheyenne, WY 82001

Jetco Holdings, LLC

11718 SE Federal Highway

Suite 372

Hobe Sound, FL 33455

Mercury FundingCo, LLC

1 Sycamore Drive

Port Washington, NY 11050

Attn: David Tanzer

Ventus Capital, LLC

15100 Palmwood Road

Palm Beach Gardens, FL 33410

Attn: James L. Robo;

(signatures on next page)

IN WITNESS WHEREOF, the Parties have executed this Purchase and Sale Agreement on the date first above written.

SELLERS:
Graphene Holdings LLC

By:
Name:	Brian McFadden
Title:	Managing Member

Jetco Holdings, LLC

By:
Name:	Timothy Cabrera
Title:	Managing Member

Mercury FundingCo, LLC

By:
Name:	David Tanzer
Title:	Managing Member

Ventus Capital, LLC

By:
Name:	James L. Robo
Title:	Managing Member

PURCHASER:
EDISON NATION, INC.

By:
Name:	Christopher B. Ferguson
Title:	President

EXHIBIT A

List of Assets

-	US Patents:

U.S. Patent 10,180,489 (from PA 15/801,602) Issue date: 10-08-2019
U.S. Patent 10,440,548 (from PA 15/801,907) Issue date: 10-08-2019
U.S. Patent 9,402,173 (from PA 14/563,366) Issue date: 07-26-2016
U.S. Patent 9,699,636 (from PA 15/148,779) Issue date: 07-04-2017

-	All Pending US Patent Applications

U.S. Patent Application 16/596,221 (CIP of 16/269,388) Filing date: 10-08-2019
U.S. Patent Application 16/269,388 (CIP of PA 16/034,081) Filing date: 02-06-2019

-	911 Help Now Trademark

U.S. Trademark	911 Help Now	Registered
Registration No 5,006,952	TBD SAFETY, LLC	July 26, 2016

-	All Accounts Receivables

-	All domain names

-	Inventory includes as follows:

EXHIBIT B

Series B Preferred Stock of Edison Nation, Inc. Newly Designated

The Holders of the Series B Preferred Stock (the “Preferred”) of Edison Nation, Inc. (the “Issuer”) hereby acknowledge that they understand that the conversion feature of the Preferred only allows for a conversion into shares of common stock of the Issuer on or after the one-year anniversary of the issuance date of the Preferred. The Holder may not exchange the Preferred for common stock for any reason prior to the one-year anniversary of the issuance date.

Series B Preferred Stock Holder Graphene Holdings LLC

Name:	Brian McFadden
Title:	Managing Member
Date:

Series B Preferred Stock Holder Jetco Holdings, LLC

Name:	Timothy Cabrera
Title:	Member Managing
Date:

EXHIBIT C

Unit Assignments

Member	Units	Percentage Interest

Graphene Holdings LLC 1910 Thomas Ave Cheyenne, WY 82001	19 Class A Units	31.667%

Mercury FundingCo, LLC 1 Sycamore Drive Port Washington, NY 11050	19 Class B Units	31.667%

Jetco Holdings, LLC 11718 SE Federal Hwy Suite 372 Hobe Sound, FL 33455	19 Class A Units	31.667%

Ventus Capital, LLC 15100 Palmwood Road Palm Beach Gardens, FL 33410	3 Class B Units	5.000%

EXHIBIT D

Resignations

I, David Tanzer hereby resign as the Chief Executive Officer and Manager of TBD Safety, LLC a Limited Liability Company organized under the laws of the State of Delaware and affirm that this will take effect contemporaneously upon the completion and execution of all deliverables of this Agreement.

I, Brian McFadden hereby resign as the Chief Marketing Officer and Manager of TBD Safety, LLC a Limited Liability Company organized under the laws of the State of Delaware and affirm that this will take effect contemporaneously upon the completion and execution of all deliverables of this Agreement.

I, Timothy Cabrera hereby resign as the Chief Operating Officer & President and Manager of TBD Safety, LLC a Limited Liability Company organized under the laws of the State of Delaware and affirm that this will take effect contemporaneously upon the completion and execution of all deliverables of this Agreement.

EXHIBIT E

Class I – V	Tax basis of assets

Class VI – VII	Residual purchase price

- 13 -